EXHIBIT 2

WRITTEN CONSENT

BY THE SHAREHOLDERS OF

NORTHAM ACQUISITION CORP.

IN LIEU OF A MEETING

Pursuant to Section 228 of the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the shareholders of a Delaware corporation may be taken without a meeting, without notice or a vote if consents in writing are signed by holders of outstanding common stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote are present, the undersigned being shareholders of NORTHAM ACQUISITION CORP., a Delaware corporation (the “Corporation”), do hereby take, ratify, affirm, and approve the following actions:

WHEREAS, KERRI HOLDEN, an individual, is the beneficial owner of 31,390,000 shares of common stock of the Corporation, which constitutes approximately 100% of the total issued and outstanding common stock of the Corporation;

WHEREAS, KERRI HOLDEN has executed this consent to provide her consent as the majority shareholder to an amendment to the Certificate of Incorporation for the Corporation to change the Corporation's name; it is therefore

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation shall be GSM Group, Inc.”

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being the majority shareholder of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 10th of October, 2014, notwithstanding the actual date of the signing.

 /s/ Kerri Holden

___________________________________

                                                     By: Kerri Holden

UNANIMOUS WRITTEN CONSENT

BY THE BOARD OF DIRECTORS OF

NORTHAM ACQUISITION CORP.

IN LIEU OF A MEETING

Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of NORTHAM ACQUISITION CORP., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

RESOLVED, that it is in the best interest of the Corporation to amend its Certificate of Incorporation to change the name of the Corporation to “GSM Group, Inc.”;

RESOLVED, that the Corporation hereby recommends that shareholders approve a resolution that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation shall be GSM Group, Inc.”

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 10th of October, 2014, notwithstanding the actual date of the signing.

/s/ Kerri Holden

By: Kerri Holden Title: Director of Northam Acquisition Corp.